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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

REPLIMUNE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Replimune Group, Inc.
18 Commerce Way
Woburn, MA 01801

Dear Stockholder:

        On behalf of the Board of Directors of Replimune Group, Inc. (the "Company", "we" or "Replimune"), I invite you to attend our 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"). The 2019 Annual Meeting will be held on Wednesday, September 4, 2019, at 2:00 p.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110.

        The matters to be voted upon at the 2019 Annual Meeting are listed in the Notice of 2019 Annual Meeting and more fully described in the proxy statement accompanying this letter (the "Proxy Statement").

        We know that many of our Company's stockholders (each, a "Stockholder", and collectively, the "Stockholders") will be unable to attend the 2019 Annual Meeting in person. We, therefore, are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2019 Annual Meeting. You may vote over the Internet, by telephone, or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2019 Annual Meeting. You may revoke your proxy at any time prior to the time it is voted at the 2019 Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a telephone number or Internet website to do so. Regardless of the number of shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

        Thank you for your continuing interest in the Company. We look forward to seeing you at the 2019 Annual Meeting.

Sincerely,
/s/ ROBERT COFFIN Robert Coffin, Ph.D. President and Chief Executive Officer
[•], 2019

Replimune Group, Inc.
18 Commerce Way
Woburn, MA 01801

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

        The 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of Replimune Group, Inc. (the "Company", "we" or "Replimune") will be held on Wednesday, September 4, 2019, at 2:00 p.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 for the purpose of considering three company-sponsored proposals:

  1.
  To elect Philip Astley-Sparke, Kapil Dhingra, and Joseph Slattery as Class I members of the Company's Board of Directors (each a "Class I director"), each to serve for a three-year term until the Company's 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.
  To amend the Company's certificate of incorporation to remove the exclusive federal forum clause and make certain amendments to the exclusive Delaware forum clause; and

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2020.

        We will also consider and act upon any other matters that properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.

        Our Board of Directors recommends that you vote "FOR" each of the nominees for Class I director (Proposal No. 1); "FOR" the amendment of the Company's certificate of incorporation (Proposal No. 2); and "FOR" ratification of the proposed independent registered public accounting firm (Proposal No. 3).

        Our Board of Directors has fixed the close of business on July 17, 2019 as the record date for determining stockholders entitled to notice of and to vote at the 2019 Annual Meeting. Therefore, each outstanding share of Replimune's common stock (Nasdaq: REPL) entitles the holder of record of such shares at the close of business on July 17, 2019 to receive notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement of the 2019 Annual Meeting.

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver's license or passport. If your stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. As a result, your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of our stock on the record date, in order to be admitted to the meeting.

        Whether or not you expect to attend the meeting, we urge you to vote your shares by Internet, telephone, or by signing, dating and returning the proxy card included in these materials. If you choose to attend the 2019 Annual Meeting, you may still vote your shares in person, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions.

        All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,
/s/ ROBERT COFFIN Robert Coffin, Ph.D. President and Chief Executive Officer [•], 2019

Replimune Group, Inc.
18 Commerce Way
Woburn, MA 01801

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, September 4, 2019 at 2:00 p.m. Eastern Time,
At the offices of Morgan, Lewis & Bockius LLP,
At One Federal Street, Boston, Massachusetts 02110

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

        This proxy statement and accompanying proxy card, or for shares held in street name (held for your account by a broker or other nominee), voting instruction form, are scheduled to be first sent to stockholders beginning on [    •    ], 2019.

Who is soliciting my vote?

        The Board of Directors (the "Board") of Replimune Group, Inc. (the "Company", "we" or "Replimune") is soliciting your vote for the proposals to be voted on at our 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting").

When is the record date for the Annual Meeting?

        Replimune's Board has fixed the record date for the 2019 Annual Meeting as of the close of business on July 17, 2019 for determining stockholders entitled to notice of and to vote at the 2019 Annual Meeting.

How many votes can be cast by all stockholders?

        A total of 31,666,182 shares of common stock of Replimune were outstanding on July 17, 2019 and are entitled to be voted at the 2019 Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the 2019 Annual Meeting. There is no cumulative voting.

How do I vote?

        If you are a stockholder of record and your shares are registered directly in your name, you may vote:

  •
  By Internet.  You may vote by proxy via the Internet at www.investorvote.com/REPL by following the instructions provided on the proxy card.

  •
  By Telephone.  If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-652-VOTE (8683) and by following the instructions provided on the proxy card. You must have the control number that is included on the proxy card when voting.

  •
  By Mail.  Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Computershare Proxy Services, P.O. Box 505000, Louisville, KY, 40233. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not otherwise specify how you want your shares voted, they will be voted "FOR" the election of the Class I director nominees named herein to the Board, "FOR" the amendment of our certificate of incorporation; and "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

  •
  In Person at the Meeting.  If you attend the meeting, you must bring a form of picture identification with you. You may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in street name (held for your account by a broker or other nominee), you may vote:

  •
  By Internet or By Telephone.  You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

  •
  By Mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In Person at the Meeting.  If you attend the meeting, in addition to picture identification, you should bring both an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting.

What are the Board's recommendations on how to vote my shares?

        The Board recommends a vote:

  •
  Proposal 1:  "FOR" the election of each of Philip Astley-Sparke, Kapil Dhingra, and Joseph Slattery as Class I members of the Board (the "Class I directors").

  •
  Proposal 2:  "FOR" amendment of the Company's certificate of incorporation to remove the exclusive federal forum clause and make certain amendments to the exclusive Delaware forum clause.

  •
  Proposal 3:  "FOR" ratification of PricewaterhouseCoopers LLP as Replimune's independent registered public accounting firm for the fiscal year ending March 31, 2020.

Who pays the cost for soliciting proxies?

        Replimune will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Replimune may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change or revoke my vote?

        You may revoke your proxy at any time before it is voted by notifying Investor Relations at Replimune in writing at our principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change or revoke your vote.

How is a quorum reached?

        The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2019 Annual Meeting. Abstentions and "broker non-votes," if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the 2019 Annual Meeting.

        "Broker non-votes" are shares represented at the 2019 Annual Meeting held by brokers, banks or other nominees (i.e., in "street name") which do not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, nominees may vote to ratify the selection of independent auditors and on other "discretionary" or "routine" items. In contrast, nominees may not vote to elect directors, because those proposals are considered "non-discretionary" items. Accordingly, if you do not instruct your broker, bank or other nominee how to vote your shares on "non-discretionary" matters, your broker, bank or other nominee will not be permitted to vote your shares on these matters. This is a "broker non-vote."

What vote is required to approve each item?

        Required Vote—Election of Directors (Proposal No. 1).    Directors will be elected by a plurality of the votes cast in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the election of directors. This means that the three individuals receiving the highest number of "FOR" votes will be elected as directors. Votes that are withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        Required Vote—Amendment of our certificate of incorporation (Proposal No. 2).    The affirmative vote of at least seventy-five percent (75%) of the outstanding shares of our capital stock present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote is required to approve the amendment of our certificate of incorporation. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" the amendment of our certificate of incorporation. Broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the proposal.

        Required Vote—Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 3).    The affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" ratification of the independent auditors. Because the ratification of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

        If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the 2019 Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the 2019 Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the 2019 Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

        Replimune does not know of any other matters that may be presented for action at the 2019 Annual Meeting. Should any other business properly come before the 2019 Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold shares through a broker, bank or other nominee, as described above, they will not be able to vote your shares on any other business that comes before the 2019 Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

        It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find the voting results of the meeting?

        The preliminary voting results will be announced at the 2019 Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four business days after the 2019 Annual Meeting date.

What are the implications of being an "emerging growth company"?

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about Replimune's executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) March 31, 2024, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior September 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Who should I call if I have any additional questions?

        If you hold your shares directly, please call Investor Relations at +1 (339) 970-2843. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Important Notice Regarding the Availability of Proxy Materials for the
2019 Annual Meeting of Stockholders to be Held on September 4, 2019

        The Notice of 2019 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 are available free of charge at www.envisionreports.com/REPL or www.replimune.com under "Investors and Media" at "Financials & Filings."

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        In accordance with Replimune's certificate of incorporation and bylaws, each as currently amended and in effect, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve a three-year term with the term of office of each class ending in successive years. Philip Astley-Sparke, Kapil Dhingra, and Joseph Slattery are the Class I directors whose terms expire at the 2019 Annual Meeting. Each of Philip Astley-Sparke, Kapil Dhingra, and Joseph Slattery has been nominated for, and has agreed to stand for, election to the Board to serve as a Class I director of Replimune for three years until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until his earlier death, resignation or removal.

        It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the three nominees listed above as director nominees. Replimune has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the 2019 Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his period of service as a director of Replimune, principal occupation and other biographical material, is included below.

        A plurality of the votes cast at the meeting will be required for the election of the Class I director nominees. The three nominees for director with the highest number of affirmative votes will be elected as directors. Broker non-votes and abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
EACH OF THESE NOMINEES FOR CLASS I DIRECTOR.

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

 BOARD OF DIRECTORS

Board Composition and Structure

        Our certificate of incorporation and bylaws, each as currently amended and in effect, state that our Board will consist of a number of directors that will be fixed exclusively by the Board from time to time in accordance with the bylaws of the Company. Each director holds office until his successor is duly elected and qualified or until his death, incapacity, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of Replimune entitled to vote in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

        Our certificate of incorporation, as currently amended and in effect, provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our current Class I directors, if elected, will serve until the 2022 Annual Meeting of Stockholders; our current Class II directors will serve until the 2020 Annual Meeting of Stockholders; and our current Class III directors will serve until the 2021 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.

        Our Board is currently comprised of nine members. Below is a list of the names, ages as of July 17, 2019 and classification of the individuals who currently serve as our directors or are nominees to be elected at the 2019 Annual Meeting.

Name	Age	Position(s)	Class
Robert Coffin, Ph.D.	54	President, Chief Executive Officer and Director	III
Philip Astley-Sparke	47	Executive Chairman, Secretary, Treasurer and Director	I
Kapil Dhingra, M.B.B.S.(1)(2)	59	Director	I
Hyam Levitsky, M.D.(3)	61	Director	III
Jason Rhodes(2)(3)	49	Director	II
Joseph Slattery(1)(2)	54	Director	I
Sander Slootweg	50	Director	II
Otello Stampacchia, Ph.D.(3)	50	Director	II
Dieter Weinand(1)	58	Director	III

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        In consultation with our Nominating and Corporate Governance Committee, the Board has determined that the classified board structure remains appropriate for the Company at this time. A classified board provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of biologics makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of Replimune's business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging development environment while resisting the pressure to focus on short-term results at the expense of the long-term value and success of the Company. The future success of Replimune depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors enhances director independence from both management and stockholder special interest groups.

Director Biographies

        Information concerning our continuing directors and director nominees is set forth below. The biographical description of each continuing director and director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.

  Class I Directors (Nominees Standing for Re-Election)

  Philip Astley-Sparke

        Mr. Philip Astley-Sparke is one of our co-founders and has served as our Executive Chairman since our formation in 2015. Since 2016, Mr. Astley-Sparke has served as Chairman of uniQure N.V., a Nasdaq-listed gene therapy company. From 2013 to 2015, Mr. Astley-Sparke served as uniQure N.V.'s President of U.S. operations, where he established its U.S. infrastructure. Mr. Astley-Sparke served as Vice President and General Manager at Amgen, Inc. until December 2011, following Amgen Inc.'s acquisition of BioVex Group, Inc. in March 2011. Mr. Astley-Sparke was previously President and Chief Executive Officer of BioVex Group Inc. Prior to BioVex Group, Inc., Mr. Astley-Sparke was a healthcare investment banker at Chase H&Q and qualified as a Chartered Accountant with Arthur Andersen LLP. Mr. Astley-Sparke has been a Venture Partner at Forbion Capital Partners, a venture capital fund, since May 2012 and serves as Chairman of the board of Oxyrane Limited, a biotechnology company. Mr. Astley-Sparke received a B.Sc. in Cellular and Molecular Pathology from Bristol University. Mr. Astley-Sparke is qualified to serve on our Board because of his extensive knowledge of our Company based on his role as co-founder and Executive Chairman and his extensive financial and leadership experience.

  Kapil Dhingra, M.B.B.S.

        Dr. Kapil Dhingra has been a member of our Board since July 2017. Dr. Dhingra currently serves as the Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra also currently serves on the boards of directors of Median Technologies Inc., Five Prime Therapeutics Inc., and Autolus Therapeutics plc, a Nasdaq-listed biopharmaceutical company. Dr. Dhingra previously served as a member of the board of directors of Micromet, Inc., until its acquisition by Amgen, Inc., Advanced Accelerator Applications S.A., until its acquisition by Novartis AG, and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., each of which was a public company during Dr. Dhingra's service as a director. From 1999 to 2008, Dr. Dhingra worked at F. Hoffmann-La Roche & Co. where he served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly & Co. where he served as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly & Co., Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra received his M.B.B.S. from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in Internal Medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in Hematology and Oncology at Emory University School of Medicine. Dr. Dhingra is

qualified to serve on our Board due to his significant experience as a healthcare consultant and as a senior officer of F. Hoffmann-La Roche & Co. and Eli Lilly & Co.

  Joseph Slattery

        Mr. Joseph Slattery has been a member of our Board since October 2017 and has severed as our lead independent director since March 2019. He has served as Executive Vice President and Chief Financial Officer of TransEnterix, Inc. since 2013. From 2010 to 2013, Mr. Slattery served as Executive Vice President and Chief Financial Officer at Baxano Surgical Inc. Previously, from 1996 to 2007, among other roles, he served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp., which was acquired by Qiagen, N.V. Mr. Slattery has served as a member of the board of directors of CVRx Inc. since 2008 and was previously a member of the boards of directors of Exosome Diagnostics Inc. from 2013 to 2018, and Micromet, Inc. from 2007 to 2012, when it was acquired by Amgen, Inc. He earned his Bachelor's Degree in Accounting from Bentley University in 1987 and is a certified public accountant. Mr. Slattery is qualified to serve on our Board based on his experience in public accounting and financial expertise.

  Current Directors Not Standing for Re-Election at the 2019 Annual Meeting

  Robert Coffin, Ph.D.

        Dr. Robert Coffin is one of our co-founders and has served as a member of our Board and as our President and Chief Executive Officer since our formation in 2015. From 2013 to 2015, Dr. Coffin served as a consultant for a number of biotechnology companies. From 2011 to 2013, Dr. Coffin served as Vice President of Global Development at Amgen, Inc. In 1999, Dr. Coffin co-founded BioVex Group, Inc., a spin out from his research group at University College London. Dr. Coffin served as the Chief Technology Officer of BioVex Group, Inc. until it was acquired by Amgen, Inc. in 2011. During his time at BioVex, Inc., Dr. Coffin invented all BioVex, Inc. products and oversaw all research and clinical development, including bringing T-Vec into two pivotal Phase 3 clinical trials. Dr. Coffin was awarded a Ph.D. in Virology from Imperial College London prior to his move to University College London in 1991. Dr. Coffin is qualified to serve on our Board due to his prior experience developing an oncolytic immunotherapy and his extensive knowledge of our Company based on his role as co-founder and President and Chief Executive Officer.

  Hyam Levitsky, M.D.

        Dr. Hyam Levitsky has been a member of our Board since May 2018. Since May 2019, Dr. Levitsky has served as President, Research and Development, at Century Therapeutics, Inc. and is currently an Adjunct Professor of Oncology, Medicine, and Urology at The Johns Hopkins University School of Medicine and the Sidney Kimmel Comprehensive Cancer Center in Baltimore, MD where he began as an Assistant Professor of Oncology in 1991, rose to be a Professor in 2002, and has been an Adjunct Professor since 2011. At Johns Hopkins, Dr. Levitsky served as Scientific Director of the George Santos Bone Marrow Transplant Program from 2005 to 2011. He is a founding member of the Executive Council of the Cancer Immunotherapy Consortium of the Cancer Research Institute where he has served since 2005. Dr. Levitsky is an active member of the American Association of Cancer Research and the American Society of Hematology, and advises the FDA on cancer immunotherapy issues. Previously, Dr. Levitsky served as Executive Vice President and Chief Scientific Officer at Juno Therapeutics, Inc. from 2015 to 2018 and was Head of Cancer Immunotherapy Experimental Medicine at F. Hoffmann-La Roche & Co. from 2011 to 2015. He served on the External Scientific Advisory Board of the Pasteur Institute's Center for Human Immunology from 2008 to 2010. Dr. Levitsky holds a number of honors including being named a Stohlman Scholar by the Leukemia and Lymphoma Society in 2002, and was elected as a member of the American Society for Clinical Investigation in 2002. He was previously an Assistant Chief of Service from 1987 to 1988 and Senior Clinical Fellow from 1988 to 1991 at The Johns Hopkins Hospital and The Johns Hopkins Oncology Center, respectively. Dr. Levitsky received a B.S. from the University of Pennsylvania School of Engineering and Applied Science in 1980 and an M.D. from The Johns Hopkins School of Medicine in 1984. Dr. Levitsky is qualified to serve on our Board because of his experience in management roles at life sciences companies and extensive academic and professional background in the fields of oncology and immunology.

  Jason Rhodes

        Mr. Jason Rhodes has been a member of our Board since September 2015 and a partner at Atlas Ventures since 2014. He has been a Founder and Chairman of Generation Bio, Co. since 2016, a Founder and Chairman of Disarm Therapeutics, Inc. since 2016, and a Founder and the Executive Chairman of Dyne Therapeutics since 2018. He has been a member of the boards of directors of Gemini Therapeutics, Inc. since 2016 and Accent Therapeutics, Inc. since 2017 and was previously a member of the board of directors of Bicycle Therapeutics Limited from 2015 to 2019. From 2010 to 2014, Mr. Rhodes was at Epizyme, Inc., where he most recently served as President and Chief Financial Officer. He led business development at Alnylam Pharmaceuticals, Inc. from 2007 to 2010. Mr. Rhodes obtained a B.A. from Yale University in 1991 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1996. Mr. Rhodes is qualified to serve on our Board based on his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Sander Slootweg

        Mr. Sander Slootweg has been a member of our Board since 2015. Mr. Slootweg co-founded Forbion Capital Partners in 2006 and has served as one of its managing partners since that time. Mr. Slootweg has served on the boards of directors of Forbion Capital Partners' portfolio companies, NorthSea Therapeutics, Inc. since 2017, Oxyrane Limited since 2011, and each of Xention Discovery Ltd. and Ario Pharma Ltd. since 2006. Mr. Slootweg served on the boards of directors of uniQure N.V. from 2012 to 2014, Fovea Pharmaceutics S.A. from 2007 until its sale to Sanofi S.A. in 2009, Argenta Discovery Ltd. from 2001 until its sale to Galapagos N.V. in 2010, BioVex Group, Inc. from 2003 until its sale to Amgen, Inc. in 2011, Alantos Pharmaceuticals, Inc. from 2005 until its sale to Amgen, Inc. in 2007, Impella Cardiosystems AG from 2001 until its sale to Abiomed, Inc. in 2005, and Glycart AG from 2003 until its sale to F. Hoffmann-La Roche & Co. in 2005. Mr. Slootweg has also acted as the chairman of the board of Amsterdam Molecular Therapeutics, the predecessor to uniQure N.V. from 2006 to 2012 and as the chairman of the board of Dezima Pharma B.V. from 2012 until its sale to Amgen, Inc. in 2015. Before co-founding Forbion Capital Partners, he was an investment director at ABN AMRO Capital Life Sciences from 1999 to 2006. Mr. Slootweg holds degrees in Business and Financial Economics from the Free University of Amsterdam and Business Administration from Nijenrode University, The Netherlands. Mr. Slootweg is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Otello Stampacchia, Ph.D.

        Dr. Otello Stampacchia has been a member of our Board since May 2015. Since 2006, Dr. Stampacchia has been a managing member at Omega Fund Management. Previously, Dr. Stampacchia was in charge of life sciences direct investments at AlpInvest Partners B.V. from 2001 to 2003. Before AlpInvest Partners B.V., from 2000 to 2001, Dr. Stampacchia was the portfolio manager of the Lombard Odier Immunology Fund. Previously, Dr. Stampacchia was a member of the healthcare corporate finance and mergers and acquisitions team at Goldman Sachs Group, Inc. from 1997 to 2000. Before joining Goldman Sachs Group, Inc., Dr. Stampacchia helped co-found the healthcare investment activities at Index Securities, now Index Ventures, Inc. Dr. Stampacchia is currently a member of the boards of directors of Kronos Bio, Inc., Gossamer Bio, Inc., Morphic Therapeutic, ESSA Pharma, Inc., and Median Technologies S.A. Dr. Stampacchia received a Ph.D. in Molecular Biology from the University of Geneva, Switzerland in 1997 and a Ph.D. in Biotechnology in 1998. Dr. Stampacchia is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

  Dieter Weinand

        Mr. Dieter Weinand has been a member of our Board since June 2018. Since 2018, Mr. Weinand has been Executive Vice President, Primary Care of Sanofi S.A. He previously served as President, Pharmaceutical Division at Bayer AG from 2014 to 2018. From 2013 to 2014, Mr. Weinand was President, Global Commercialization at Otsuka Pharmaceutical Co., Ltd. and from 2010 to 2013 Mr. Weinand was President, Primary Care and Asia-Pacific Region at Pfizer Inc. From 2001 to 2010, Mr. Weinand served as President, Senior Vice President, and Vice President of Bristol-Myers Squibb Company. Prior to joining Bristol-Myers Squibb Company, Mr. Weinand was Senior Vice President at F.H. Faulding, Inc. from 2000 to 2001, Managing Director, Director, Vice President, and Senior Director at Warner-Lambert Company, which was acquired by Pfizer Inc. in 2000, during the period from 1994 to 2000, Vice President at Pharmos Corporation during 1994, and Director, Area Business Operations Coordinator, and International Product Manager at Lederle International during the period from 1990 to 1994. Mr. Weinand was previously a member the board of directors of Bayer AG, from 2013 to 2014, and HealthPrize Technologies LLC, from 2014 to 2018. Mr. Weinand received a M.S. in Pharmacology and Toxicology from Long Island University in 1987 and a B.A. from Concordia College in 1982. Mr. Weinand is qualified to serve on our Board because of his extensive leadership experience, his biotechnology company board experience and his experience in management roles at life sciences companies.

CORPORATE GOVERNANCE

Director Independence

        Under the rules and regulations of the Nasdaq Stock Market, or Nasdaq, a majority of a listed company's board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based upon information requested from and provided by our directors and nominees concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors and nominees other than Robert Coffin, Ph.D., our President and Chief Executive Officer, and Philip Astley-Sparke, our Executive Chairman, Secretary, and Treasurer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of Nasdaq and the Securities Exchange Commission, or SEC, rules and regulations. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee as set forth in the "Board Committees" section below satisfies the independence standards for such committee. In making such determination, our Board considered the relationships that each non-employee director has with Replimune and all other facts and circumstances deemed relevant in determining their independence.

        There are no family relationships among any of our directors, nominees or executive officers.

Board Meetings, Attendance and Executive Sessions

        The Board held four (4) meetings and took action by written consent two (2) times during the fiscal year ended March 31, 2019. All board members attended at least 75% of the meetings of the Board and the committees of the Board on which they served.

        Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly. The non-management directors met in executive session during each of the regularly scheduled Board meetings during the fiscal year ended March 31, 2019.

        Replimune encourages its directors to attend the Annual Meeting of Stockholders.

Board of Directors Leadership Structure

        The positions of chairman of the Board and chief executive officer are presently separated. Our Board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board's oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Mr. Astley-Sparke serves as Executive Chairman of our Board. Given Mr. Astley-Sparke's executive role, the Board has appointed a lead independent director to provide an additional measure of balance, to ensure the Board's independence, and to enhance the Board's ability to fulfill its management oversight responsibilities. Joseph Slattery currently serves as the lead independent director. The lead independent director is responsible for (i) calling and presiding over meetings of the independent members of the Board; (ii) calling meetings of the Board; (iii) acting as the principal liaison between the independent members of the Board and the executive chairman and/or chief executive officer; (iv) advising the executive chairman and/or chief executive officer as to the quality, quantity, and timeliness of the flow of information from management to the Board that is necessary for the independent directors to perform their duties effectively and responsibly; (v) advising the executive chairman and/or chief executive officer on such other matters deemed appropriate by the lead independent director; and (vi) assuming such other duties as the Board may designate from time to time.

Role of the Board in Risk Oversight

        The Company's management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through committees, has responsibility for the oversight of risk management. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as described in the descriptions of each of the committees below and in the charters of each such committee. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, the potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Committees

        Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board. Each committee reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are all available on our website at www.replimune.com under "Investors and Media" at "Corporate Governance."

        The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table describes which directors serve on each of the Board committees.

Name:	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Kapil Dhingra, M.B.B.S.		X	X
Hyam Levitsky, M.D.	X
Jason Rhodes	X	X
Joseph Slattery		X	X
Otello Stampacchia, Ph.D.	X
Dieter Weinand			X

Audit Committee

        Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:

  •
  assisting the Board in oversight of the independent auditors' qualifications, independence and performance;

  •
  the engagement, retention and compensation of the independent auditors;

  •
  reviewing the scope of the annual audit and reviewing and discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

  •
  reviewing our risk assessment and risk management processes;

  •
  reviewing policies and procedures with respect to our related party transactions policy;

  •
  establishing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; and

  •
  approving audit and permissible non-audit services provided by our independent auditor.

        The current members of our Audit Committee are Kapil Dhingra, Dieter Weinand, and Joseph Slattery, who is the chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Slattery is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication under the applicable rules and regulations of Nasdaq as a result of, among other things, his senior-level executive experience, including his service as Chief Financial Officer of TransEnterix, Inc. since 2013, Baxano Surgical Inc. from 2010 to 2013, and Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp until 2007. All of the members of our Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq.

        During the fiscal year ended March 31, 2019, the Audit Committee met five (5) times and did not take action by written consent. The report of the Audit Committee is included in this Proxy Statement under "Audit Committee Report."

Compensation Committee

        Our Compensation Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee is also responsible for making recommendations regarding non-employee director compensation to the full Board. In addition, among other things, our Compensation Committee evaluates annually, in consultation with the Board, the performance of our Chief Executive Officer, reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executives and evaluates the performance of these executives in light of those goals and objectives. Our Compensation Committee also administers our equity compensation plans. The current members of our Compensation Committee are Joseph Slattery, Jason Rhodes, and Kapil Dhingra, who is the chair of the Compensation Committee. All members of our Compensation Committee are independent under the applicable rules and regulations of the SEC and Nasdaq.

        During the fiscal year ended March 31, 2019, the Compensation Committee met three (3) times and took action by written consent two (2) times.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, the identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Nominating and Corporate Governance Committee oversees our corporate governance guidelines, reviews and assesses the adequacy of our committee charters, oversees compliance with our code of business conduct and ethics, and contributes to succession planning. The current members of our Nominating and Corporate Governance Committee are Otello Stampacchia, Hyam Levitsky, and Jason Rhodes, who is the chair of the Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of Nasdaq.

        During the fiscal year ended March 31, 2019, the Nominating and Corporate Governance Committee met three (3) times and did not take any action by written consent.

Policies Governing Director Nominations

Director Nomination Process

        Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and of management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of expertise, experience, qualifications, diversity and skills required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws, rules and regulations. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.

        Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends to the Board for approval candidates as director nominees for election to the Board.

        Stockholders may also nominate persons to be elected as directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders in accordance with our bylaws. If a stockholder wishes to nominate a person for election as director, such stockholder must follow the procedures contained in our bylaws. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth below under "Minimum Qualifications." To nominate a person to stand for election as a director, a stockholder must provide our Secretary with timely notice of the nomination and the notice must include the information required by Section 2.12(b) of our bylaws.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Minimum Qualifications

        In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for the Board, our Nominating and Corporate Governance Committee may consider certain criteria set forth in the Nominating and Corporate Governance Committee Charter. These criteria include the Board's size and current composition; corporate governance policies; applicable Nasdaq listing standards and SEC rules and regulations; a candidate's individual director performance, expertise, experience, qualifications, attributes, diversity, skills and willingness to serve actively; the number of other public and private boards on which a candidate sits; and the absence of potential conflicts with our interests. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

        In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, not limited to race, gender or national origin. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee's and our Board's priority in selecting Board members is the identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among our Board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. The Nominating and Corporation Governance Committee will consider candidates recommended by stockholders.

Communication with the Board of Directors

        Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

    Replimune Group, Inc.
    18 Commerce Way
    Woburn, MA 01801
    Attention: Investor Relations

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to Investor Relations that it is a communication for the Board. Upon receiving such a communication, Investor Relations will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Investor Relations will not forward any communication determined in good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year Kapil Dhingra, Joseph Slattery, and Jason Rhodes served on the Compensation Committee. None of the members of our Compensation Committee has at any time during the prior fiscal year been one of our officers or employees. None of the members of the Compensation Committee during the prior fiscal year were formerly one of our officers. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

        We have adopted a code of business conduct and ethics that applies to all of our employees, including our executive officers, and directors, and those employees responsible for financial reporting. The code of business conduct and ethics is available on our website at www.replimune.com under "Investors and Media" at "Corporate Governance"; or by requesting a copy, free of charge, in writing from Investor Relations at Replimune Group, Inc., 18 Commerce Way, Woburn, MA 01801. We intend to post on our website any amendment to, or waiver under, a provision of the code of business conduct and ethics that applies to certain of our executive officers within four business days following the date of such amendment or waiver.

        A copy of our corporate governance guidelines may also be accessed free of charge by visiting our website at www.replimune.com under "Investors and Media" at "Corporate Governance" or by requesting a copy from Investor Relations at our principal executive offices above.

 DIRECTOR COMPENSATION

        We pay our non-employee directors retainers in cash. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board. The compensation that we pay to our President and Chief Executive Officer is discussed in the "Executive Compensation" section of this Proxy Statement. For the fiscal year ended March 31, 2019, each non-employee director received an annual retainer fee of $35,000 paid in quarterly installments. In addition, non-employee directors received the following, as applicable:

Non-Employee Director	Annual Fee
Lead Independent Director	$17,500
Chairman of the Audit Committee	$15,000
Member of the Audit Committee (other than chairman)	$7,500
Chairman of the Compensation Committee	$10,000
Member of the Compensation Committee (other than chairman)	$5,000
Chairman of the Nominating and Corporate Governance Committee	$8,000
Member of the Nominating and Corporate Governance Committee (other than chairman)	$4,000

        We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

        In connection with our initial public offering, each member of our Board received an option to purchase up to 13,500 shares of our common stock, other than Dr. Levitsky and Mr. Weinand, who each received an option to purchase up to 27,000 shares of our common stock, in each case under our 2018 Omnibus Incentive Compensation Plan. Twenty-five percent (25%) of the shares underlying these options vested on July 19, 2019 and the remainder of the shares underlying these option vest in twenty-four (24) equal monthly installments thereafter. In addition, on April 1 of each year, each continuing non-employee director who has served on the Board is eligible to receive an option grant to purchase shares of our common stock. On April 1, 2019, each such director was granted an option to purchase up to 13,500 shares of our common stock which will vest in full upon the first anniversary of the date of grant. The exercise price for each of these option grants was equal to the fair market value of our common stock on the date of grant. Each such grant was, and each annual grant going forward will be, subject to approval by our Board at the time of grant.

        The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended March 31, 2019:

Name	Fees earned in cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Kapil Dhingra, M.B.B.S.	38,574	117,585	156,159
Hyam Levitsky, M.D.	27,360	235,170	262,530
Jason Rhodes	33,678	117,585	151,263
Joseph Slattery(4)	41,240	117,585	158,825
Sander Slootweg(5)	26,892	117,585	144,477
Otello Stampacchia, Ph.D.(6)	—	117,585	117,585
Dieter Weinand(5)	27,477	235,170	262,647

(1)
Amounts represent cash compensation earned for services rendered by each non-employee member of the Board for the fiscal year ended March 31, 2019.

(2)
Twenty-five percent (25%) of the shares underlying these options vested on July 19, 2019 and the remainder of the shares underlying these options vest in twenty-four (24) equal monthly installments thereafter. These options have a weighted average exercise price of $8.71 per share.

(3)
Amounts shown reflect the grant date fair value of options awarded during the fiscal year ended March 31, 2019 determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

(4)
Mr. Slattery was appointed by the Board as the Company's lead independent director on March 13, 2019. The amount shown includes the cash retainer earned by Mr. Slattery for service as the Company's lead independent director from such date through March 31, 2019.

(5)
On November 15, 2018, Mr. Weinand replaced Mr. Slootweg as a member of our audit committee. The amount shown includes the cash retainer earned by each such director for their service as a member of our audit committee for the fiscal year ended March 31, 2019.

(6)
Dr. Stampacchia forfeited the $27,360 cash retainer that he earned during the fiscal year ended March 31, 2019 for his service as a member of our Board and our Nominating and Corporate Governance Committee.

        The following table sets forth, as of March 31, 2019, the aggregate number of exercisable and unexercisable option awards outstanding held by our non-employee directors at that time.

	Option Awards
Name	Exercisable	Unexercisable
Kapil Dhingra, M.B.B.S.	155,210	13,500
Hyam Levitsky, M.D.	—	27,000
Jason Rhodes	—	13,500
Joseph Slattery	10,565	32,775
Sander Slootweg	—	13,500
Otello Stampacchia, Ph.D.	—	13,500
Dieter Weinand	—	27,000

EXECUTIVE OFFICERS

        Below is a list of the names, ages as of July 17, 2019, positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position(s)
Robert Coffin, Ph.D.	54	President and Chief Executive Officer
Philip Astley-Sparke	47	Executive Chairman, Secretary, and Treasurer
Colin Love, Ph.D.	61	Chief Operating Officer
Pamela Esposito, Ph.D.	45	Chief Business Officer
Howard Kaufman, M.D.	58	Chief Medical Officer
Stephen Gorgol	60	Chief Accounting Officer

Executive Officer Biographies

        Robert Coffin, Ph.D. -- President and Chief Executive Officer

        Please see Dr. Coffin's biographical information under "Board of Directors—Director Biographies," of this Proxy Statement.

        Philip Astley-Sparke -- Executive Chairman, Secretary and Treasurer

        Please see Mr. Astley-Sparke's biographical information under "Board of Directors—Director Biographies," of this Proxy Statement

        Colin Love, Ph.D. -- Chief Operating Officer

        Dr. Colin Love, Ph.D. has served as our Chief Operating Officer since October 2015 and has been a member of the Board of Replimune Limited since July 2017. Following the acquisition of BioVex Group, Inc. by Amgen, Inc. in 2011, Dr. Love remained at Amgen, Inc. as Vice President of Clinical Operations, working on T-Vec until it was approved in 2015. Since 2014, Dr. Love has also provided consulting support to biotechnology companies through Clove Consulting Ltd. From 2000 until it was acquired in 2011, Dr. Love served as Senior Vice President of Product Development at BioVex Group, Inc. Dr. Love received a B.Sc. in Biochemistry and a Ph.D. in Biochemistry from Glasgow University.

        Pamela Esposito, Ph.D. -- Chief Business Officer

        Dr. Pamela Esposito, Ph.D. has served as our Chief Business Officer since November 2015. Previously, she was Chief Business Officer at Ra Pharmaceuticals, Inc. from 2013 to 2015. As a member of Ra Pharmaceuticals, Inc.'s senior management team, Dr. Esposito played a leadership role in strategy, helping Ra Pharmaceuticals, Inc. transform from a discovery platform to a clinical-stage company. Prior to Ra Pharmaceuticals, Inc., from 2010 to 2011, she was Vice President of Business Development at BioVex Group, Inc. Dr. Esposito earned a Ph.D. in Pharmacology from Tufts University School of Medicine in 2002 and a B.A. in Biochemistry/Molecular Biology from Dartmouth College.

        Howard Kaufman, M.D. -- Chief Medical Officer

        Dr. Howard L. Kaufman joined us as Chief Medical Officer in September 2017. He has been the Editor-In-Chief of the Journal of Targeted Therapies in Cancer and a Senior Associate Editor at the Journal of Translational Medicine since 2007. Most recently, Dr. Kaufman was Associate Director for Clinical Science of the Rutgers Cancer Institute of New Jersey from 2014 to 2017. He previously was a leading academic in the study of tumor immunotherapy and the optimization of viral vectors for the treatment of cancer from 1997 to 2017. He was President of the Society for Immunotherapy of Cancer from 2014 to 2016. He previously was the Cancer Center Director and Associate Dean of Rush University Medical Center from 2009 to 2013. Dr. Kaufman has published over 400 peer-reviewed scientific papers, books, and review articles and serves on the editorial board of the Journal for Immunotherapy of Cancer. Dr. Kaufman received his Medical Degree from Loyola University in 1986, completed General Surgery residency at Boston University and fellowship training in Tumor Immunology and Surgical Oncology at the National Cancer institute.

        Stephen Gorgol -- Chief Accounting Officer

        Mr. Stephen Gorgol has served as our Chief Accounting Officer since October 2016. Previously, Mr. Gorgol was Vice President, Finance and Administration at uniQure, Inc. from April 2013 to May 2016. Prior to uniQure, Inc., Mr. Gorgol was the Chief Financial Officer of BioVex Group, Inc. from May 2005 until it was acquired by Amgen, Inc. in 2011. Mr. Gorgol earned a B.S. in Accounting at the Plymouth State University in 1980.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information about compensation awarded or paid to our named executive officers for the fiscal years ending March 31, 2018 and 2019.

Name and Principal Position	Year	Base Salary ($)		Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)	Total ($)
Robert Coffin, Ph.D.	2019	477,991		—	1,548,750	238,996		—	2,265,737
President, Chief Executive	2018	389,478		—	592,000	146,817		—	1,128,295
Officer and Director
Philip Astley-Sparke	2019	382,393		—	1,239,000	191,198		—	1,812,591
Executive Chairman, Treasurer,	2018	254,687		—	166,500	83,765		—	504,952
Secretary and Director
Howard Kaufman, M.D.(3)	2019	406,000		—	1,327,500	142,100		—	1,875,600
Chief Scientific Officer
Colin Love, Ph.D.	2019	310,641	(4)	—	885,000	108,725	(4)	—	1,304,366
Chief Operating Officer	2018	311,834	(4)	—	277,500	101,784	(4)	—	691,118

(1)
The amounts reported in this column reflect the full grant date fair value for awards granted during each of the fiscal years ended March 31, 2018 and 2019. The grant date fair value was computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing options are described in Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2019.

(2)
The amounts reported in this column represent bonuses based upon the achievement of company and individual performance objectives for each of the fiscal years ended March 31, 2018 and 2019. We paid such bonuses in April 2019 and April 2018, respectively.

(3)
Dr. Kaufman was not one of our named executive officers for the fiscal year ended March 31, 2018.

(4)
Amounts presented for Dr. Love for the fiscal years ended March 31, 2018 and 2019 are based on an assumed conversion ratio of British pounds to dollars of 1.4015 and 1.302344, which were the exchange rates in effect as of March 31, 2018 and 2019, respectively.

        Our executive compensation philosophy is to generally provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented executive team within the context of responsible cost management; establish a direct link between our individual/team performance and results and our executives' compensation; and align the interests and objectives of our executives with those of our stockholders by linking executive equity awards to stockholder value creation. The compensation philosophy for our executive officers is composed primarily of the following three main components: base salary, annual cash incentives and long-term equity incentives. In 2018, as part of our annual evaluation of executive compensation, we engaged Pearl Meyer, an independent executive compensation consultant, to provide advice and recommendations relating to our executive officer compensation arrangements. Pearl Meyer previously provided us with guidance on executive officer compensation in connection with our initial public offering. Pearl Meyer assisted the Compensation Committee in evaluating the Company's executive officer compensation for alignment with governance and market best practices, and to provide recommendations on the appropriate compensation philosophy to guide the Compensation Committee in determining executive officer compensation.

Base Salary

        The base salaries for the fiscal year ended March 31, 2019, were determined for each named executive officer by the Compensation Committee, which gives consideration to each officer's experience, expertise and performance, as well as market compensation levels for similar positions. The base salaries set forth below take into account an increase of each named executive officer's base salary in connection with our initial public offering.

Name	Base Salary ($)
Robert Coffin, Ph.D., President, Chief Executive Officer and Director	477,991
Philip Astley-Sparke, Executive Chairman, Treasurer, Secretary and Director	382,393
Howard Kaufman, M.D., Chief Scientific Officer	406,000
Colin Love, Ph.D., Chief Operating Officer	310,641	(1)

(1)
Amount presented for Dr. Love is based on an assumed conversion ratio of British pounds to dollars of 1.302344, which was the exchange rate in effect as of March 31, 2019.

Annual Performance-Based Incentive Opportunity

        In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash incentives, which are designed to motivate our executives to achieve defined annual corporate goals and to reward our executives for their contributions towards the achievement of these goals. The annual performance-based incentive each named executive officer was eligible to receive in the fiscal year ended March 31, 2019 was generally based on the extent to which the officer achieved the corporate goals and individual objectives that our Board established at the beginning of the fiscal year and then again after our initial public offering. After the end of the fiscal year ended March 31, 2019, our Board reviewed performance against each goal and objective and determined the extent to which each goal and objective was achieved.

        In our fiscal year ended March 31, 2019, Dr. Coffin and Mr. Astley-Sparke were eligible to receive a target bonus of up to 50% of their respective base salary, while each of Dr. Love, and Dr. Kaufman was eligible to receive a target bonus of up to 35% of their respective base salary. Our Board reviewed the corporate goals for the fiscal year ended March 31, 2019 and the individual objectives of each named executive officer and determined that on an overall basis, significant progress had been made towards achieving all of those goals. In recognition of these achievements and the efforts of each executive, the committee awarded each of our named executive officers eligible for performance bonuses 100% of their target bonus opportunity for the fiscal year ended March 31, 2019. For the fiscal year ended March 31, 2019, Dr. Coffin, Mr. Astley-Sparke, Dr. Kaufman and Dr. Love were paid bonuses of $238,996, $191,198, $142,100 and $108,725, respectively. The foregoing amount of the bonus paid to Dr. Love is based on an assumed conversion ratio of British pounds to dollars of 1.302344, which was the exchange rate in effect as of March 31, 2019.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information about outstanding equity awards held by each of our named executive officers at March 31, 2019.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert Coffin, Ph.D.	132,614	185,685	(2)	3.30	7/26/2027
	—	175,000	(3)	15.00	7/19/2028
Philip Astley-Sparke	37,300	52,221	(2)	3.30	7/26/2027
	—	140,000	(3)	15.00	7/19/2028
Howard Kaufman, M.D.	55,942	93,260	(2)	3.30	9/1/2027
	—	150,000	(3)	15.00	7/19/2028
Colin Love, Ph.D.	62,164	87,039	(2)	3.30	7/26/2027
	—	100,000	(3)	15.00	7/19/2028

(1)
Upon an option holder's termination of employment on account of the option holder's death or disability, these options expire on the first anniversary of the option holder's termination. If an option holder's employment terminates for any other reason, these options expire three months after the option holder's termination.

(2)
25% of the shares underlying this stock option vested on July 26, 2018 and the remainder of the shares underlying this stock option vested and will continue to vest in approximately equal monthly installments thereafter until July 26, 2020.

(3)
25% of the shares underlying this stock option vested on July 19, 2018 and the remainder of the shares underlying this stock option vest in 24 approximately equal monthly installments thereafter.

Pension Benefits

        Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan during the fiscal year ended March 31, 2019, other than pursuant to the plans described under "401(k) Plan" and "U.K. Pension Contribution Plan."

Nonqualified Deferred Compensation

        Our named executive officers did not participate in, or earn any benefits under, a nonqualified defined contribution or other nonqualified deferred compensation plan during the fiscal year ended March 31, 2019.

401(k) Plan

        We offer a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain statutory limits, which are updated annually. We provide matching contributions up to 50% of actual dollars contributed, not to exceed a maximum of 8% of gross salary. Employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Employees are immediately and fully vested in their own contributions, but any contributions we make vest ratably over the first five years of service. After five years of service, contributions we make vest 100%. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code, or the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

U.K. Pension Contribution Plan

        We provide a "stakeholder" pension contribution plan for our employees in the United Kingdom, pursuant to which we match our employees' contributions each year in amounts up to 8% of their annual base salary.

Employment Agreements

        Set forth below are descriptions of the employment agreements that we have entered into with each of our named executive officers, including descriptions of our named executive officers' base salary, target annual bonus opportunity and standard benefit plan participation.

  Robert Coffin

        Effective as of October 1, 2015, Replimune, Inc. entered into an employment agreement with Dr. Coffin for the position of Chief Executive Officer of Replimune. Under Dr. Coffin's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Dr. Coffin is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Dr. Coffin's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, and subject to customary conditions, including his execution of an acceptable release, Dr. Coffin is entitled to receive 12 months of base salary and monthly cash payments equal to the costs of COBRA health continuation for the earlier of six months or until Dr. Coffin becomes eligible under another employer's group coverage.

        In addition, in the event of a change in control of our business, if, within 24 months following such change of control, Dr. Coffin is terminated without "cause" or he has terminated his employment for "good reason," Dr. Coffin will be entitled to receive any accrued but unpaid compensation, together with a lump sum payment equal to the sum of Dr. Coffin's then current annual base salary or, if greater, the base salary for the year immediately preceding, subject to customary conditions, including his execution of an acceptable release. If an excise tax under Section 4999 of the Code is imposed on the payments and benefits payable to Dr. Coffin in connection with a change in control, Dr. Coffin will be entitled to a tax gross-up payment for such excise taxes.

  Philip Astley-Sparke

        Effective as of October 1, 2015, Replimune, Inc. entered into an employment agreement with Mr. Astley-Sparke for the position of Executive Chairman of Replimune. Mr. Astley-Sparke currently spends 80% of his time working for Replimune. Under Mr. Astley-Sparke's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Mr. Astley-Sparke is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Mr. Astley-Sparke's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, and subject to customary conditions, including his execution of an acceptable release, Mr. Astley-Sparke is entitled to receive 12 months of base salary and monthly cash payments equal to the costs of COBRA health continuation for the earlier of six months or until Mr. Astley-Sparke becomes eligible under another employer's group coverage.

        In addition, in the event of a change in control of our business, if, within 24 months following such change of control, Mr. Astley-Sparke is terminated without "cause" or he has terminated his employment for "good reason," Mr. Astley-Sparke will be entitled to receive any accrued but unpaid compensation, together with a lump sum payment equal to the sum of Mr. Astley-Sparke's then current annual base salary or, if greater, the base salary for the year immediately preceding, subject to customary conditions, including his execution of an acceptable release. If an excise tax under Section 4999 of the Code is imposed on the payments and benefits payable to Mr. Astley-Sparke in connection with a change in control, Mr. Astley-Sparke will be entitled to a tax gross-up payment for such excise taxes.

  Howard Kaufman

        Effective as of June 22, 2018, Replimune, Inc. entered into an employment agreement with Dr. Kaufman for the position of Chief Medical Officer of Replimune. Under Dr. Kaufman's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Dr. Kaufman is eligible to participate in our employee benefit plans, practices and programs on a basis which is no less favorable than is provided to our other similarly situated executives.

        Dr. Kaufman's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, and subject to customary conditions, including his execution of an acceptable release, Dr. Kaufman is entitled to receive an amount equal to 0.75 times his annual base salary paid in installments over a 9-month period and a lump-sum cash payment equal to the COBRA premiums that he would pay if he elected continued health coverage under the Company's health plan for the 9-month period following his termination.

        In addition, in the event of a change in control of our business, if, within 12 months following such change of control, Dr. Kaufman is terminated without "cause" or he has terminated his employment for "good reason," Dr. Kaufman will be entitled to receive any accrued but unpaid compensation, together an amount equal to his annual base salary and target bonus for the year of termination paid in monthly installments over a 12-month period and a lump-sum payment equal to the COBRA premiums he would pay if he elected continued health coverage under the Company's health plan for the 12-month period following his termination, subject to customary conditions, including his execution of an acceptable release.

  Colin Love

        Effective as of September 16, 2015, Replimune Limited entered into an employment agreement with Dr. Love for the position of Chief Operating Officer of Replimune. Under Dr. Love's employment agreement, he is entitled to a base salary and is eligible to receive an annual target performance bonus based on a percentage of his base salary, each as determined and may be adjusted by the Compensation Committee. Dr. Love is eligible to participate in our employee benefit plans, practices and programs.

        Dr. Love's employment agreement further provides that in the event he is terminated, Dr. Love may be entitled to receive payment in lieu of receiving six months' notice of termination in an amount equal to his base salary, as at the date of termination, which he would have been entitled to receive during the six-month notice period, less income tax and National Insurance contributions, and subject to customary conditions.

        Dr. Love's employment agreement further provides that in the event his employment is terminated without "cause," as defined in his employment agreement, or he terminates his employment for "good reason," as defined in his employment agreement, Dr. Love is entitled to be paid a sum equal to twelve months of his "fixed annual salary," as defined in his employment agreement, less any "payment in lieu," payable in twelve equal monthly installments following his termination.

        In addition, in the event of a change in control of our business, if, within twenty-four months following such change in control, Dr. Love is terminated without "cause" or he has terminated his employment for "good reason," Dr. Love will be entitled to receive a sum equal to twelve months of his "fixed annual salary," less any "payment in lieu," payable within thirty days following his termination.

        Pursuant to their employment agreements, our named executive officers are subject to standard covenants of confidentiality and nondisclosure, assignment of intellectual property work product and post-termination noncompetition and non-solicitation of employees, consultants and customers.

Compensation Consultant

        In connection with our executive compensation review, our Compensation Committee engaged Pearl Meyer to provide our Compensation Committee guidance with respect to the development and implementation of our compensation arrangements with our executive officers and other employees.

        Our Compensation Committee charter requires that its compensation consultant be independent of Replimune management. During the fiscal year ended March 31, 2019, Pearl Meyer did not provide services to us other than the services described in this Proxy Statement. Our Compensation Committee has determined that Pearl Meyer is independent and that its work does not raise any conflict of interest.

AUDIT COMMITTEE REPORT

        The report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

        The Audit Committee has reviewed Replimune's audited consolidated financial statements for the year ended March 31, 2019 and has discussed these statements with management and PricewaterhouseCoopers LLP, or PwC, the Company's independent registered public accounting firm. Replimune management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Replimune in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

        The Audit Committee also received from, and discussed with, PwC the written disclosures and other communications that the Company's independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

        PwC also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with PwC their independence from Replimune.

        Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Replimune Annual Report on Form 10-K for the year ended March 31, 2019, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Joseph Slattery, Chair Kapil Dhingra Dieter Weinand

PROPOSAL NO. 2—AMENDMENT OF CERTIFICATE OF INCORPORATION

        We are asking our stockholders to approve an amendment (the "Amendment") of our certificate of incorporation. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Amendment appended to this Proxy Statement as Appendix A, which we encourage our stockholders to read in its entirety.

        The Amendment would amend and restate Article Eleven of our certificate of incorporation. Currently, Article Eleven, Section 2 provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. On December 19, 2018, the Chancery Court of Delaware ruled that such exclusive federal forum provisions are invalid under Delaware law. Additionally, the Amendment would provide that the Delaware exclusive forum provision set forth therein will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any stockholder to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction. The Board unanimously approved, and recommends that our stockholders approve, the Amendment to amend and restate Article Eleven.

        The affirmative vote of at least seventy-five percent (75%) of the outstanding shares of our capital stock present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote is required to approve the Amendment. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" the Amendment. Broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

 PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending March 31, 2020. PwC has served as our independent registered public accounting firm since 2018.

        The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

        Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Replimune and its stockholders.

        We expect that a representative of PwC will attend the 2019 Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee pre-approves all auditing services, and permitted non-audit services (including the fees and terms thereof) to be performed by PwC, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law, Nasdaq listing standards and SEC rules and regulations, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The approximate aggregate fees billed for the fiscal years ended March 31, 2018 and 2019 for each of the following categories of services are as follows:

Fee Category	2018	2019
Audit Fees	$1,086,500	$1,299,000
Audit Related Fees	—	—
Tax Fees	29,400	47,800
All Other Fees	5,000	—

Total Fees	$1,120,900	$1,346,800

        Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with our initial public offering that was completed in July 2018, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees."

        Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above.

        The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

        The affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote "against" ratification of the independent auditors. Because the ratification of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2019 by:

  •
  each of our directors and named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days after June 30, 2019. Shares of our common stock issuable pursuant to stock options and warrants are deemed outstanding for computing the percentage of the person holding such options or warrants and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act. As of June 30, 2019, there were 31,666,182 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Replimune Group, Inc., 18 Commerce Way, Woburn, MA 01801.

Beneficial Owner	Number of Shares Beneficially Owned†	Percentage of Shares Beneficially Owned (%)
Greater than 5% Stockholders:
Omega Fund IV, L.P.(1)	5,103,455	16.1%
Forbion Capital Fund III Coöperatief U.A.(2)	4,970,121	15.7%
Atlas Venture Fund X, L.P.(3)	3,822,313	12.1%
Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, LP(4)	2,838,968	9.0%
Redmile Group, LLC(5)	2,188,956	6.9%
Foresite Capital Fund III, L.P. and Foresite Capital Fund IV, L.P.(6)	2,009,312	6.3%
Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS LP(7)	1,606,817	5.1%
Directors and Named Executive Officers:
Robert Coffin(8)	2,625,277	8.2%
Philip Astley-Sparke(9)	1,526,838	4.8%
Howard Kaufman(10)	112,102	*
Colin Love(11)	1,223,811	3.9%
Jason Rhodes(12)(3)	4,457,182	14.1%
Sander Slootweg(13)(2)	4,973,917	15.7%
Otello Stampacchia(14)(1)	5,107,251	16.1%
Kapil Dhingra(15)	159,006	*
Hyam Levitsky(16)	7,593	*
Joseph Slattery(17)	24,133	*
Dieter Weinand(18)	7,593	*
All directors and executive officers as a group (13 persons)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)	20,713,955	63.18%

*
Represents beneficial ownership of less than 1%.

†
None of the shares are pledged as security.

(1)
Based solely on a Schedule 13G filed with the SEC on February 13, 2019, Omega Fund IV GP, L.P., or Omega GP, is the general partner of Omega Fund IV, L.P., or Omega Fund. Omega Fund IV GP Manager, Ltd., or Omega Ltd, is the general partner of Omega GP. Otello Stampacchia, Richard Lim, and Anne-Mari Paster are the directors of Omega Ltd. Each of Omega Fund, Omega GP, Omega Ltd, Mr. Stampacchia, Mr. Lim, and Ms. Paster may be deemed to beneficially own the shares held by Omega Fund. The address of Omega Fund and the above named individuals is c/o Omega Fund Management, LLC, 888 Boylston St., Suite 1111, Boston, MA 02199.

(2)
Based solely on a Schedule 13G filed with the SEC on February 14, 2019, Forbion III Management B.V. is the director of Forbion Capital Fund III Coöperatief U.A. and may be deemed to beneficially own the shares held by Forbion Capital Fund III Coöperatief U.A. The address for Forbion Capital Fund III Coöperatief U.A. and Forbion III Management B.V. is Gooimeer 2-35, 1411 DC Naarden, the Netherlands.

(3)
Based on a Schedule 13G filed with the SEC on February 13, 2019, a Form 4 filed with the SEC on February 14, 2019 and information provided to us by representatives of Atlas Venture

  Associates X, L.P., Atlas Venture Associates X, L.P. is the general partner of Atlas Venture Fund X, L.P., and Atlas Venture Associates X, LLC is the general partner of Atlas Venture Fund X, L.P. Peter Barrett, Bruce Booth, Jean-Francois Formela, Jeff Fagnan, Chris Lynch and Ryan Moore are the members of Atlas Venture Associated X, LLC and collectively make investment decisions on behalf of Atlas Venture Fund X, LLC. Each of Atlas Venture Fund X, L.P., Atlas Venture Associates X, L.P., and Atlas Venture Associates X, LLC may be deemed to beneficially own the shares held by Atlas Venture Fund X, L.P. Atlas Venture Fund X, L.P. disclaims beneficial ownership of all shares except to the extent of pecuniary interest therein. The address for Atlas Venture Fund X, is 400 Technology Square, 10th Floor, Cambridge, Massachusetts 02139.

(4)
Based solely on a Schedule 13G filed with the SEC on August 1, 2018, Bain Capital Life Sciences Investors, LLC, or BCI LS, is the general partners of Bain Capital Life Sciences Partners, LP, or BC LS P, which is the general partner of Bain Capital Life Sciences Fund, L.P., or BC LS. Boylston Coinvestors, LLC, or Boylston, is the general partner of BCIP Life Sciences Associates, LP, or BCIP LS. The governance, investment strategy and decision-making process with respect to investments held by BC LS and BCIP LS are directed by BCI LS, whose managers are Jeffrey Schwartz and Adam Koppel. As a result, each of BCI LS, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by BC LS and BCIP LS. The address of BC LS and BCIP LS is 200 Clarendon Street, Boston, Massachusetts 02116.

(5)
Based solely on a Schedule 13G filed with the SEC on February 14, 2019, the shares are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. Jeremy C. Green is the principal of Redmile Group, LLC. Redmile Group, LLC and Jeremy C. Green may be deemed to be the beneficial owners of such shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(6)
Based on a Schedule 13G filed with the SEC on January 23, 2019 and information provided to the Company, Foresite Capital Management III, LLC, or FCM III is the general partner of Foresite Capital Fund III, L.P., or FCF III, and Foresite Capital Management IV, LLC, or FCM IV, is the general partner of Foresite Capital Fund IV, L.P., or FCF IV. The managing member of FCM III and FCM IV, James Tananbaum, may be deemed to have sole power to dispose of the shares held by each of FCF III and FCF IV. Each of FCF III, FCM III, FCF IV, and FCM IV, each of its members, and Mr. Tananbaum disclaims beneficial ownership of any of these shares except to the extent of any pecuniary interest therein, and this footnote is not an admission that FCF III, FCM III, FCF IV, or FCM IV, any of its members, or Mr. Tananbaum is the beneficial owner of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of FCF III, FCM III, FCF IV, FCM IV, and Mr. Tananbaum is c/o Foresite Capital Management, 600 Montgomery Street, Suite 4500, San Francisco, California 94111.

(7)
Based solely on a Schedule 13G filed with the SEC on March 26, 2019, BVF Partners OS Ltd., or Partners OS, the general partner of Biotechnology Value Trading Fund OS LP, or Trading Fund OS, may be deemed to beneficially own the shares held by Trading Fund OS. BVF Partners L.P., or Partners, the general partner of Biotechnology Value Fund, L.P., or BVF, and Biotechnology Value Fund II, L.P., or BVF2, the investment manager of Trading Fund OS, and the sole member of Partner OS, may be deemed to beneficially own the shares held by BVF, BVF2, Trading Fund OS, and certain Partners managed accounts, or the Partners Managed Accounts. BVF Inc., the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, the director and officer of BVF, Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any of the foregoing entities or individuals as to beneficial ownership of any shares owned by another beneficial owner. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Accounts. The address for each of BVF, BVF2, Partners, BVF Inc., and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address for each of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)
Consists of (i) 2,412,118 shares of our common stock and (ii) 213,159 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(9)
Consists of (i) 1,442,297 shares of our common stock and (ii) 84,541 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(10)
Consists of 112,102 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(11)
Consists of (i) 1,119,024 shares of our common stock and (ii) 104,787 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(12)
Consists of (i) 3,796 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019 and (ii) 3,822,313 shares of common stock held by affiliates of Atlas Ventures. Mr. Rhodes is a partner at Atlas Ventures. Mr. Rhodes disclaims beneficial ownership of all shares held of record by affiliates of Atlas Ventures.

(13)
Consists of (i) 3,796 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019 and (ii) 4,970,121 shares of common stock held by affiliates of Forbion Capital Partners. Mr. Slootweg is a managing partner of Forbion Capital Partners. Mr. Slootweg disclaims beneficial ownership of all shares held of record by affiliates of Forbion Capital Partners.

(14)
Consists of (i) 3,796 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019 and (ii) 5,103,455 shares of common stock held by affiliates of Omega Fund Management. Dr. Stampacchia is a managing member of Omega Fund Management. Dr. Stampacchia disclaims beneficial ownership of all shares held of record by affiliates of Omega Fund Management.

(15)
Consists of 159,006 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(16)
Consists of 7,593 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(17)
Consists of (i) 6,667 shares of our common stock and (ii) 17,466 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(18)
Consists of 7,593 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

(19)
Consists of (i) 18,962,955 shares of common stock and (ii) 1,119,887 shares of common stock underlying options that are exercisable within 60 days of June 30, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

        Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior review and ratification of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

        During the fiscal year ended March 31, 2019, we were not a party to any transactions or series of similar transactions, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of the directors, executive officers or holders of more than 5% of our voting equity, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to the fiscal year ended March 31, 2019, our directors, officers and stockholders who own more than 10% of a registered class of our equity securities complied with all applicable filing requirements during the fiscal year ended March 31, 2019.

 GENERAL MATTERS

Availability of Certain Documents

        A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 has been posted along with this Proxy Statement at www.envisionreports.com/REPL or www.replimune.com under "Investors and Media" at "Financials & Filings." We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 excluding exhibits. Please send a written request to Investor Relations at:

    Replimune Group, Inc.
    18 Commerce Way
    Woburn, MA 01801
    Attention: Investor Relations

        You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (with exhibits) on the SEC website at www.sec.gov.

Stockholders Sharing an Address / Household

        Only one copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.

        We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and this Proxy Statement was delivered. To receive a separate copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 or Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to Investor Relations at Replimune Group, Inc. at our principal executive offices at 18 Commerce Way, Woburn, MA 01801 or call Investor Relations at +1 (781) 222-9600.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Under Rule 14a-8 of the Exchange Act, to submit a proposal for inclusion in our Proxy Statement for the 2020 Annual Meeting, stockholder proposals must be received no later than close of business on March 31, 2020, by our Secretary at our principal executive offices at 18 Commerce Way, Woburn, MA 01801.

        Requirements for Stockholder to bring Business and Nominations Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the Board or other business to be considered at the 2020 Annual Meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Replimune Group, Inc., 18 Commerce Way, Woburn, MA 01801 between May 7, 2020 and June 6, 2020 (assuming the date of our 2020 Annual Meeting is not so advanced or delayed as described in our bylaws). To be timely for the 2020 Annual Meeting, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the previous year's annual meeting, except that if the annual meeting is scheduled more than 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 10th day following the day on which we first provide notice or public disclosure of the date of the meeting. Such notice must provide the information required by Section 2.12 of the bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2020 Annual Meeting.

Other Matters

        As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the 2019 Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
/s/ ROBERT COFFIN Robert Coffin, Ph.D. President and Chief Executive Officer [•], 2019

Appendix A

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
REPLIMUNE GROUP, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

        Replimune Group, Inc., a corporation organized and existing under and by virtue of the provision of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        1.     That the Board of Directors duly adopted resolutions proposing to amend the Third Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment are substantially as follows:

        RESOLVED, that the Certificate of Incorporation is hereby amended by amending and restating Article Eleven thereof as follows:

  "Unless the Corporation, as authorized by the Board of Directors, consents in writing to the selection of one or more alternative forums, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for a stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Restated Certificate or the Corporation's by-laws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine; except for, as to each of (i) through (iv) above, any claim (A) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Notwithstanding the foregoing, nothing in this Article Eleven shall preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any stockholder (including a beneficial owner) to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall, and shall be deemed to, have notice of and to have consented to the provisions of this Article Eleven."

[The remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation to be duly executed on behalf of the Corporation on September       , 2019.

Replimune Group, Inc.
By:
	Name:	Philip Astley-Sparke
	Title:	Secretary

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received 1:00 am, (EST), on September, 03, 2019 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/REPL delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/REPL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Philip Astley-Sparke 02 - Kapil Dhingra 03 - Joseph Slattery ForAgainst Abstain ForAgainst Abstain 2. To amend the Certificate of Incorporation of Replimune Group, Inc. 3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ended March 31, 2020. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 5 3 2 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 3 2 B V 4 033NBB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Replimune Group, Inc. Stockholders Wednesday, September 4, 2019, 2:00 PM Eastern Time Offices of Morgan, Lewis & Bockius LLP One Federal Street, Boston, MA 02110 Upon arrival, please present this admission ticket and photo identification at the registration desk. If you plan to attend the annual meeting in person, please bring this admission ticket with you. This ticket admits the stockholder. All meeting attendees must present valid government-issued identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only outdoors. The meeting location is accessible to disabled persons. Space is limited, and stockholders will be admitted on a first-come, first-served basis. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/REPL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — September 4, 2019 Robert Coffin and Philip Astley-Sparke, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Replimune Group, Inc. to be held on September 4, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR item 2, and FOR item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Replimune Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/REPL

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Philip Astley-Sparke 02 - Kapil Dhingra 03 - Joseph Slattery ForAgainst Abstain ForAgainst Abstain 2. To amend the Certificate of Incorporation of Replimune Group, Inc. 3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ended March 31, 2020. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 2 5 3 2 5 033NCB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/REPL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — September 4, 2019 Robert Coffin and Philip Astley-Sparke, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Replimune Group, Inc. to be held on September 4, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR item 2, and FOR item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Replimune Group, Inc.